SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 28, 2003

                             Aegis Assessments, Inc.
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             (Exact name of registrant as specified in its charter)


Delaware                     Commission File # 000-50231             72-1525702
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(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                              Identification No.)

4100 Newport Place, Suite 660, Newport Beach California                   92660
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(Address of principal executive offices)                             (Zip Code)


        Registrant's telephone number, including area code: 877.718.7599
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          (Former name or former address, if changed since last report)



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Item 5.  Other Events

On March 28, 2003, Aegis Assessments, Inc., a Delaware corporation (the "Registrant"), entered into an agreement with Michael McBride, an independent contractor, to provide services in regard to the development and implementation of the Registrant's command and control system, the "Aegis SafetyNet," including identifying potential partners for technology development of the Registrant's Ground/Air Video Link System, the "Aegis GAVLS," and related wireless technology and software. The agreement also provides that Mr. McBride will assist in arranging financing and bank credit lines, advise the Registrant on business strategies, and, on the Registrant's behalf, contact law enforcement agencies and government agencies to promote the use of the Registrant's technologies in homeland defense and other applications in Washington State, and Oregon, and in Northern California. In lieu of cash compensation, the Registrant has agreed to issue and deliver to Mr. McBride, a total of 78,571 shares of the Registrant's common stock.

Item 7.  Financial Statements and Exhibits

Exhibit 10.1 Consulting Agreement between the Registrant and Michael McBride, an independent contractor, dated March 28, 2003.




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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                           Aegis Assessments, Inc.


March 28, 2003                    By:      /s/ Eric Johnson
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                                           Eric Johnson, President